North Central Bancshares, Inc.
David M. Bradley
(515) 576-7531

North Central Bancshares, Inc. Announces Proposed Closing Date of Merger

FT. DODGE, IOWA – June 1, 2012 – NASDAQ: FFFD – North Central Bancshares, Inc. (“North Central”) has announced that it expects to close on its merger with 150, Inc. (“150”) under the Agreement and Plan of Merger (the “Merger Agreement”), dated March 12, 2012, by and among North Central, Great Western Bancorporation, Inc. and 150, on June 22, 2012, or as soon as practicable thereafter, subject to the satisfaction or waiver of all remaining closing conditions under the Merger Agreement.

About North Central Bancshares, Inc. and First Federal Savings Bank of Iowa

North Central serves north central, central and southeastern Iowa at eleven full service locations in Fort Dodge, Nevada, Ames, Perry, Ankeny, Clive, West Des Moines, Burlington, and Mount Pleasant, Iowa through its wholly-owned subsidiary, First Federal Savings Bank of Iowa (“First Federal”), headquartered in Fort Dodge, Iowa.

First Federal’s deposits are insured by the Federal Deposit Insurance Corporation up to the fullest extent permitted by law.

Caution about Forward-Looking and other Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events, such as statements about the anticipated closing date of the merger.  Although we believe that forward-looking statements are based upon reasonable assumptions, there can be no assurance that actual results, performance or achievements of North Central will not differ materially from any results expressed or implied by such forward-looking statements or that North Central will be able to close on the merger by the anticipated closing date. Such forward-looking statements are subject to risks and uncertainties, that could cause actual events or results to differ materially from those described in the forward-looking statements and include, but are not limited to, the risk that remaining closing conditions will not be satisfied (or waived) and those risks described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in North Central’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and other filings made with the Securities and Exchange Commission.